Exhibit 99.1

National & Retail Trades and First Call

For release: September 3, 2008 at 8:00 AM (EDT)

KOHL'S CORPORATION REPORTS AUGUST COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – September 3, 2008 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week month ended August 30, 2008 increased 2.6 percent from the four-week month ended September 1, 2007. On a comparable store basis, sales decreased 5.8 percent.

Total year-to-date sales were up 2.6 percent over the comparable prior year period.  On a comparable store basis, year-to-date sales decreased 5.6 percent.

Kevin Mansell, Kohl’s president and chief executive officer, commented, “As expected, August was more difficult than our expectations of a 2 to 4 percent comparable sales decrease for the third quarter.  Some traditional back-to-school business such as footwear and children’s performed well while other areas such as juniors and young men’s were more challenging.  We continue to manage our inventory levels and expenses conservatively in this environment.”

August Sales Summary
($ in millions)

	Fiscal Period Ended		% Change This Year
	Aug. 30,	Sept. 1,	All	Comp
	2008	2007	Stores	Stores
Month	$ 1,255.0	$ 1,223.4	2.6%	-5.8%
Year-to-date	8,604.8	8,384.7	2.6	-5.6

On August 30, 2008, the Company operated 957 stores in 47 states, compared to 834 in 46 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:00 AM EDT on Wednesday, September 3, until 8:00 PM EDT on Thursday, September 4.  The toll-free, dial-in number for the replay is (888) 360-2596. (No pass code is required.)

The Company will be reporting September sales results on Wednesday, October 8, at 8:30 AM EDT due to the observance of Yom Kippur on the normal reporting day of Thursday, October 9.

Goldman Sachs 15th Annual Global Retailing Conference

Larry Montgomery will be presenting on Wednesday, September 3, 2008, at 9:30 AM EDT at the Goldman Sachs 15th Annual Global Retailing Conference being held at the Marriott Marquis in New York City.  You can listen to the audio web cast of this presentation on September 3 at 9:30 AM EDT by visiting http://www.kohlscorporation.com/InvestorRelations/Investor01.htm.  The replay of this web cast will remain available for 30 days.

Bank of America Conference

Kevin Mansell, Kohl’s president and CEO, will be presenting at the Bank of America 38th Annual Investment Conference at the Ritz-Carlton in San Francisco, Calif. on September 16, 2008 at 10:30 AM (PDT). To listen to the live web cast of Kohl’s formal presentation, Breakout session, and Q&A session, go to http://www.veracast.com/webcasts/bas/38th-annual-2008/id24207183.cfm on Tuesday, September 16 at 10:30 AM (PDT).  After the completion of this conference, a full audio web cast, along with slides, will be available until October 3, 2008.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 957 stores in 47 states and will celebrate the opening of its 1,000th store in the fall. A company committed to the communities it serves, Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464